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Capital Markets
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DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2026 RESULTS
Raises Full-Year Guidance Following Another Strong Quarter
BETHESDA, Maryland, Tuesday, November 3, 2026 – DiamondRock Hospitality Company (Nasdaq: DRH) (the "Company"), a lodging real estate investment trust that owns a portfolio of 35 premium hotels and resorts in the United States, today announced results of operations for the quarter ended September 30, 2026.

THIRD QUARTER 2026 HIGHLIGHTS
•Net Income: Net income attributable to common stockholders of $33.3 million, or $0.16 per diluted share, increased 65.7% and 60.0%, respectively, compared to the third quarter of 2025.
•Adjusted EBITDA: $84.8 million, an increase of 7.2% compared to the third quarter of 2025.
•Adjusted FFO per Diluted Share: $0.32, an increase of 10.3% compared to the third quarter of 2025.
•Comparable RevPAR: $226.01, an increase of 6.6% compared to the third quarter of 2025.
•Comparable Total RevPAR: $344.13, an increase of 6.5% compared to the third quarter of 2025.
•Comparable Hotel Adjusted EBITDA: $91.7 million, an increase of 12.5% compared to the third quarter of 2025.
•Comparable Hotel Adjusted EBITDA Margin: 30.81%, an increase of 166 basis points compared to the third quarter of 2025.
•Common Dividend: The Company increased its quarterly common dividend by 22% to $0.11 per share.

RECENT DEVELOPMENT
•Hotel Acquisition: On October 1, 2026, the Company acquired The Bellmoor Inn & Spa, a 79-room independent resort in Rehoboth Beach, Delaware, for total consideration of $31.0 million.

"We delivered another strong quarter, exceeding our expectations with healthy demand and higher rates across both transient and group segments. Combined with the operating efficiencies we have built across the portfolio, that drove outsized Hotel Adjusted EBITDA growth and, importantly, higher free cash flow. Given the strength of our third quarter results and our fourth quarter booking pace, we are raising our 2026 guidance again.

Our growing free cash flow and conservative balance sheet provide us with substantial capacity to invest when we see compelling opportunities. We put that capacity to work in October with the acquisition of The Bellmoor Inn & Spa, a leading independent resort in a supply-constrained market. The resort was acquired at an attractive initial yield and offers meaningful upside through the DiamondRock platform.

Looking ahead to 2027, we see a constructive industry backdrop and strong earnings drivers across our portfolio. We expect to grow earnings through continued operating execution and the ramp of our recently renovated hotels, while our free cash flow and balance sheet provide significant flexibility to deploy capital at attractive returns. That is our flywheel: grow earnings, generate more free cash flow and reinvest that capital at attractive returns to drive further growth."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

OPERATING RESULTS

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. “Comparable” operating results and statistics include all hotels owned as of September 30, 2026, for all periods presented. See “Comparable Hotel Operating Statistics and Results” and “Reconciliation of Comparable Operating Results” attached to this press release for an explanation of the Company's comparable hotels and a reconciliation to historical amounts. “Actual” operating results and statistics include the operating results and statistics for all hotels for only the Company’s respective ownership periods.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
	(unaudited, $ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results(1)
ADR	$290.46	$279.91	3.8%	$295.48	$284.81	3.7%
Occupancy	77.8%	75.8%	2.0%	74.1%	72.9%	1.2%
RevPAR	$226.01	$212.06	6.6%	$218.91	$207.69	5.4%
Total RevPAR	$344.13	$323.24	6.5%	$338.37	$322.37	5.0%
Room Revenues	$195.5	$183.5	6.5%	$561.9	$533.3	5.4%
Total Revenues	$297.6	$279.7	6.4%	$868.5	$827.8	4.9%
Hotel Operating Expenses(2)	$205.9	$198.2	3.9%	$597.7	$591.5	1.0%
Hotel Adjusted EBITDA(2)	$91.7	$81.5	12.5%	$270.8	$236.3	14.6%
Hotel Adjusted EBITDA Margin(2)	30.81%	29.15%	166 bps	31.18%	28.54%	264 bps
Available Rooms	864,800	865,352	(552)	2,566,770	2,567,838	(1,068)

Actual Operating Results
Total Revenues	$297.6	$285.4	4.3%	$874.1	$846.0	3.3%
Net income attributable to common stockholders(2)	$33.3	$20.1	65.7%	$138.3	$67.9	103.7%
Earnings per diluted share(2)	$0.16	$0.10	60.0%	$0.67	$0.33	103.0%
Adjusted EBITDA(2)	$84.8	$79.1	7.2%	$253.3	$225.7	12.2%
Adjusted FFO(2)	$66.1	$59.2	11.7%	$204.0	$171.1	19.2%
Adjusted FFO per diluted share(2)	$0.32	$0.29	10.3%	$0.98	$0.82	19.5%
(1) Amounts exclude the operating results for the Courtyard New York Manhattan/Fifth Avenue sold on May 1, 2026 and the Westin Washington D.C. City Center sold on February 19, 2025.
(2) The nine months ended September 30, 2026 includes the one-time benefit of approximately $6.9 million recognized in the second quarter of 2026 as a result of a favorable settlement of multi-year property tax appeals for the Company's two Chicago hotels. Excluding this benefit, for the nine months ended September 30, 2026, Comparable Hotel Operating Expenses increased 2.2%, Comparable Hotel Adjusted EBITDA Margin increased 185 basis points and Adjusted FFO per diluted share was $0.95.

HOTEL ACQUISITION

On October 1, 2026, the Company completed the acquisition of The Bellmoor Inn & Spa, a 79-room independent, fee simple, third-party managed resort in Rehoboth Beach, Delaware, for total consideration of $31.0 million. The purchase price represents a 10.4x multiple of trailing 12-month August 2026 Hotel Adjusted EBITDA and an 8.6% capitalization rate on Hotel Net Operating Income (Hotel NOI). Following the implementation of the Company's asset management initiatives and completion of planned off-season capital improvements, the Company expects the hotel to generate a stabilized Hotel NOI yield of approximately 9.5%.

CAPITAL EXPENDITURES

The Company invested $59.2 million in capital improvements during the nine months ended September 30, 2026. The Company currently expects to invest approximately $75.0 to $80.0 million in capital improvements at its hotels in 2026. Significant projects in 2026 include the following:

•Courtyard New York Manhattan/Midtown East: The Company completed a guestroom renovation during the first quarter of 2026.
•Henderson Park Inn: The Company completed a renovation of the guestrooms and bathrooms during the first quarter of 2026.
•Westin San Diego Bayview: The Company began a renovation of the hotel's entrance, lobby, and lobby bar during the third quarter of 2026 and expects to complete the project in the first quarter of 2027.
•Atlanta Marriott Alpharetta: The Company expects to begin a guestroom renovation during the fourth quarter of 2026 and expects to complete the project in the first quarter of 2027.

BALANCE SHEET

As of September 30, 2026, the Company had total debt outstanding of $1.1 billion, consisting of three unsecured term loans with a weighted average interest rate of 5.1%. The Company also had $400.0 million of available capacity under its undrawn revolving credit facility and approximately $140.0 million of unrestricted cash on hand.

SHARE REPURCHASE PROGRAM
During the nine months ended September 30, 2026, the Company repurchased approximately 0.2 million shares of its common stock for $1.9 million, at an average price of $9.79 per share. The Company currently has $299.4 million of remaining capacity under its $300.0 million share repurchase program, which was announced on April 30, 2026.

DIVIDENDS
The Company's Board of Directors declared a third quarter cash dividend of $0.11 per share to stockholders of record as of September 30, 2026, representing a 22% increase over the prior quarterly dividend. The third quarter dividend was paid on October 14, 2026.

The Company expects to declare a stub dividend in the fourth quarter of 2026 in addition to its regular quarterly dividend of $0.11 per common share, depending on its estimated 2026 taxable income.

GUIDANCE
The Company is raising its 2026 guidance to reflect the stronger-than-expected third quarter results and improved fourth quarter booking pace. The outlook includes the anticipated contribution from The Bellmoor Inn & Spa but assumes no additional acquisitions, dispositions, or share repurchases. It reflects current operating trends and macroeconomic conditions. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below.

The Company now anticipates full year 2026 results to be in the following ranges:

Metric	Prior Guidance	Updated Guidance	Change at Midpoint
Comparable RevPAR Growth	2.5% to 4.0%	4.75% to 5.25%	175 bps
Comparable Total RevPAR Growth	2.75% to 4.25%	4.75% to 5.25%	150 bps
Adjusted EBITDA (in millions)	$310.0 to $320.0	$322.0 to $327.0	$9.5
Adjusted FFO (in millions)	$245.5 to $255.5	$256.5 to $261.5	$8.5
Adjusted FFO per diluted share	$1.18 to $1.23	$1.24 to $1.26	$0.04

Full year 2026 guidance is based in part on the following assumptions:
•The Bellmoor Inn & Spa is expected to contribute approximately $0.2 million to Adjusted EBITDA and Adjusted FFO in the fourth quarter of 2026;
•Full year cash corporate expenses of approximately $28.0 million, which excludes share-based compensation;
•Full year cash interest expense of approximately $58.5 million to $59.5 million; and
•Fully diluted weighted average common shares and units of 207.5 million.

EARNINGS CALL
The Company will host a conference call to discuss its third quarter results on Wednesday, November 4, 2026, at 10:00 a.m. Eastern Time. Participants may access the call by telephone or webcast. Interested individuals should register using this link to receive the dial-in and webcast information. Registration is also available through the Company's website at https://investor.drhc.com. A webcast replay will be archived on the Company's website.

ABOUT THE COMPANY
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that owns a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company owns 35 premium quality hotels with 9,479 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "intend," "project," "forecast," "plan" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; negative developments or volatility in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, the imposition of trade sanctions or tariffs and any potential retaliatory responses thereto, an increase in unemployment or a decrease in corporate earnings and investment; risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel, decreases in the demand for, or frequency of, international travel as a result of evolving global trade dynamics or otherwise, and increases in operating costs; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
ASSETS	(Unaudited)	(Audited)
Property and equipment, net	$2,547,000	$2,596,458
Right-of-use assets	85,876	89,041
Restricted cash	40,465	35,137
Due from hotel managers	185,451	137,787
Prepaid and other assets	98,097	77,194
Cash and cash equivalents	139,963	68,084
Total assets	$3,096,852	$3,003,701

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	$1,099,131	$1,098,850
Lease liabilities	96,260	87,053
Due to hotel managers	133,288	109,568
Deferred rent	80,493	77,405
Unfavorable contract liabilities, net	55,305	56,549
Accounts payable and accrued expenses	53,019	83,888
Distributions declared and unpaid	24,061	25,903
Deferred income related to key money, net	6,843	7,400
Total liabilities	1,548,400	1,546,616
Equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 204,610,975 and 203,703,182 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	2,046	2,037
Additional paid-in capital	2,121,886	2,114,438
Accumulated other comprehensive income (loss)	3,972	(6,381)
Distributions in excess of earnings	(584,161)	(662,209)
Total stockholders’ equity	1,543,743	1,447,885
Noncontrolling interests	4,709	9,200
Total equity	1,548,452	1,457,085
Total liabilities and equity	$3,096,852	$3,003,701

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Rooms	$195,451	$189,088	$567,205	$550,443
Food and beverage	72,169	67,415	220,115	213,084
Other	29,985	28,881	86,733	82,430
Total revenues	297,605	285,384	874,053	845,957
Operating Expenses:
Rooms	46,521	46,529	135,826	137,644
Food and beverage	48,998	47,181	145,724	144,146
Other departmental and support expenses	70,528	68,127	207,310	202,132
Management fees	7,921	7,096	21,798	19,520
Franchise fees	10,132	9,731	29,936	28,782
Other property-level expenses	22,921	24,967	65,268	77,883
Depreciation and amortization	28,530	28,340	85,911	84,388
Impairment losses	—	1,076	—	1,076
Corporate expenses	10,925	8,567	29,187	25,715
Total operating expenses	246,476	241,614	720,960	721,286
Interest expense	14,648	17,111	43,780	47,137
Interest (income) and other (income) expense, net	(1,264)	(2,298)	(3,858)	(4,526)
Loss on debt extinguishment	—	5,850	—	5,850
Loss (gain) on sale of hotel property, net	239	—	(31,352)	—
Income before income taxes	37,506	23,107	144,523	76,210
Income tax expense	(4,097)	(469)	(5,823)	(618)
Net income	33,409	22,638	138,700	75,592
Less: Net income attributable to noncontrolling interests	(88)	(113)	(435)	(375)
Net income attributable to the Company	33,321	22,525	138,265	75,217
Distributions to preferred stockholders	—	(2,454)	—	(7,362)
Net income attributable to common stockholders	$33,321	$20,071	$138,265	$67,855
Earnings per share:
Earnings per share available to common stockholders - basic	$0.16	$0.10	$0.67	$0.33
Earnings per share available to common stockholders - diluted	$0.16	$0.10	$0.67	$0.33

Weighted-average number of common shares outstanding:
Basic	205,168,563	205,407,644	204,905,719	206,896,023
Diluted	207,417,547	206,392,934	207,006,375	207,918,506

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA Margin, FFO, Adjusted FFO, Adjusted FFO Per Share, and Free Cash Flow as well as measures derived from Hotel Adjusted EBITDA and Hotel Net Operating Income (Hotel NOI) such as EBITDA multiples and capitalization rates. The Company also presents Comparable Room Revenues, Comparable Total Revenues, Comparable Hotel Operating Expenses, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA Margin, FFO, Adjusted FFO, Adjusted FFO Per Share, and Free Cash Flow, measures derived from Hotel Adjusted EBITDA, Hotel NOI, Comparable Room Revenues, Comparable Total Revenues, Comparable Hotel Operating Expenses, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

The Company's management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO Per Share, Free Cash Flow, Comparable Room Revenues, Comparable Total Revenues, Comparable Hotel Operating Expenses, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin to evaluate the performance of the Company's hotels and to facilitate comparisons between the Company and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by the Company may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that the Company incurred and will incur, such as depreciation, interest and capital expenditures. The Company compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of its operating performance. The Company's reconciliations to the most comparable U.S. GAAP financial measures, and the Company's consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating the Company's performance, as well as the usefulness of its non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing the Company's operations that it believes, when viewed with the Company's U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company's business than could be obtained absent this disclosure. The Company strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company believes EBITDA and EBITDAre are useful to an investor in evaluating its operating performance because they help investors evaluate and compare the results of its operations from period to period by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from its operating results. In addition, covenants included in the Company's debt agreements use EBITDA as a measure of financial compliance. The Company also uses EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

The Company adjusts EBITDAre and FFO when evaluating its performance because it believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding its ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of the Company's consolidated and property-level operating performance. The Company adjusts EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: The Company excludes the non-cash expense incurred from the straight line recognition of expense from its ground leases and other contractual obligations and the non-cash amortization of its favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. The Company excludes these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating the Company's actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. The Company excludes the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Debt Extinguishment: The Company excludes the effect of gains or losses recorded on debt extinguishment because these gains or losses result from transaction activity related to the Company’s capital structure that it believes are not indicative of the ongoing operating performance of the Company or its hotels.

•Hotel Acquisition Costs: The Company excludes hotel acquisition costs expensed during the period because it believes these transaction costs are not reflective of the ongoing performance of the Company or its hotels.

•Severance Costs: The Company excludes corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at its hotels related to lease terminations or structured severance programs because the Company believes these costs do not reflect the ongoing performance of the Company or its hotels.

•Hotel Manager Transition and Hotel Pre-Opening Costs: The Company excludes the transition costs associated with a change in hotel manager and the pre-opening costs associated with the redevelopment or rebranding of a hotel because it believes these items do not reflect the ongoing performance of the Company or its hotels.

•Share-Based Compensation Expense: The Company excludes share-based compensation expense as it is a non-cash item. This adjustment aligns with the calculation of Adjusted EBITDA for the Company's financial covenant ratios under its credit facility, supporting consistency in its financial reporting and covenant compliance, as well as comparability with its peers.

•Other Items: From time to time the Company incurs costs or realizes gains that it considers outside the ordinary course of business and that it does not believe reflect the ongoing performance of the Company or its hotels. Such items may include, but are not limited to, the following: non-cash realized gains or losses on the Company's deferred compensation plan assets; management or franchise contract termination fees; terminated transaction costs; gains or losses from legal settlements; costs incurred related to natural disasters;

and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO, the Company excludes any unrealized fair value adjustments to interest rate swaps and the portion of its non-cash ground lease expense recognized as interest expense. The Company excludes these non-cash amounts because they do not reflect the underlying performance of the Company. Adjusted FFO margins are calculated as Adjusted FFO divided by total revenues.

Adjusted FFO Per Share

The Company calculates Adjusted FFO Per Share as its Adjusted FFO (defined as set forth above) divided by the weighted-average number of fully diluted shares of common stock and operating partnership units outstanding during the applicable period. The Company believes Adjusted FFO Per Share provides useful supplemental information to investors regarding its ongoing operating performance on a per-share basis and that presentation of Adjusted FFO Per Share should be considered together with, and not as a substitute for, diluted earnings per share calculated in accordance with U.S. GAAP.

Free Cash Flow

The Company calculates Free Cash Flow (or FCF) as Adjusted FFO (defined as set forth above) less capital expenditures as reported in the Company’s consolidated statement of cash flows. The Company believes the presentation of this metric provides useful information to investors regarding profitability as it reflects operating performance after capital expenditures required to maintain and enhance its portfolio. FCF margins are calculated as FCF divided by total revenues.

Hotel Adjusted EBITDA, Hotel NOI and Associated Metrics

The Company believes that Hotel Adjusted EBITDA provides its investors a useful financial measure to evaluate its hotel operating performance, excluding the impact of its capital structure (primarily interest), its asset base (primarily depreciation and amortization), and its corporate-level expenses. With respect to Hotel Adjusted EBITDA, the Company believes that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis. Hotel Adjusted EBITDA Margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. The Company also uses Hotel Adjusted EBITDA when calculating EBITDA multiples to evaluate acquisitions and dispositions. EBITDA multiples are calculated as the sales price divided by Hotel Adjusted EBITDA. The Company believes using EBITDA multiples allows for a consistent valuation method in comparing the purchase or sale value of properties. Hotel NOI is calculated as Hotel Adjusted EBITDA less the annual contractual capital reserve for renewal and replacement. The Company uses Hotel NOI when calculating capitalization rates, or cap rates, to evaluate acquisitions and dispositions. Cap rates are calculated as Hotel NOI divided by sales price. As with EBITDA multiples, the Company believes using cap rates allows for a consistent valuation method in comparing the purchase or sale value of properties.

Comparable Hotel Operating Statistics and Results

The Company believes that presenting comparable hotel operating statistics (such as ADR, occupancy, RevPAR, Total RevPAR and Available Rooms) and results (such as Room Revenues, Total Revenues, Hotel Operating Expenses, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA Margin) is useful to investors because these measures help facilitate year-over-year comparisons of the performance of hotels owned by the Company as of the reporting date. The Company's comparable portfolio includes hotels (i) owned and in operation by the Company for the entirety of the periods presented and (ii) acquired by the Company during the period as though the acquisition happened at the beginning of the period presented. The Company makes adjustments for recently acquired hotels to include operating statistics and results for periods prior to its ownership. As a result, changes as compared to periods prior to its ownership will not necessarily correspond to changes in its actual results. In addition, comparable metrics exclude results and operating statistics for hotels that were sold during the reporting period or held for sale at the end of the period. The Company believes these comparable measures provide more consistent metrics for comparing the performance of its hotels.

The Company's comparable portfolio for the nine months ended September 30, 2026 includes all of its hotels owned as of September 30, 2026 and excludes the Courtyard New York Manhattan/Fifth Avenue sold on May 1, 2026 and the Westin Washington D.C. City Center sold on February 19, 2025.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of the Company's GAAP net income to EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$33,409	$22,638	$138,700	$75,592
Interest expense	14,648	17,111	43,780	47,137
Income tax expense	4,097	469	5,823	618
Real estate related depreciation and amortization	28,530	28,340	85,911	84,388
EBITDA	80,684	68,558	274,214	207,735
Impairment losses	—	1,076	—	1,076
Loss (gain) on sale of hotel property, net	239	—	(31,352)	—
EBITDAre	80,923	69,634	242,862	208,811
Non-cash lease expense and other amortization	1,331	1,279	3,906	3,862
Share-based compensation expense (1)	2,569	2,035	7,702	5,591
Hotel pre-opening costs	—	135	—	479
Terminated transaction costs	—	151	—	1,058
Loss on debt extinguishment	—	5,850	—	5,850
Other (2)	—	—	(1,158)	—
Adjusted EBITDA	84,823	79,084	253,312	225,651
Corporate expenses	8,117	6,365	20,899	18,368
Interest (income) and other (income) expense, net	(1,253)	(2,281)	(2,645)	(3,827)
Hotel Adjusted EBITDA	$91,687	$83,168	$271,566	$240,192
(1) For each of the three months ended September 30, 2026 and 2025, amounts include less than $0.1 million of non-cash income related to the Company's deferred compensation plan. For the nine months ended September 30, 2026 and 2025, amounts include less than $0.1 million and $0.7 million, respectively, of non-cash income related to the Company's deferred compensation plan.
(2) Amount reflects the reversal of a previously recognized accrual related to a loss contingency.

	Full Year 2026 Guidance
	Low End	High End
Net income	$162,900	$168,900
Interest expense	59,760	58,760
Income tax expense	6,000	7,000
Real estate related depreciation and amortization	111,500	110,500
EBITDA	340,160	345,160
Gain on sale of hotel property, net	(31,352)	(31,352)
EBITDAre	308,808	313,808
Non-cash lease expense and other amortization	5,350	5,350
Share-based compensation expense	9,000	9,000
Other (1)	(1,158)	(1,158)
Adjusted EBITDA	$322,000	$327,000
(1) Amount reflects the reversal of a previously recognized accrual related to a loss contingency.

FFO and Adjusted FFO
The following tables are reconciliations of the Company's GAAP net income to FFO and Adjusted FFO (in thousands except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$33,409	$22,638	$138,700	$75,592
Real estate related depreciation and amortization	28,530	28,340	85,911	84,388
Loss (gain) on sale of hotel property, net	239	—	(31,352)	—
Impairment losses	—	1,076	—	1,076
FFO	62,178	52,054	193,259	161,056
Distributions to preferred stockholders	—	(2,454)	—	(7,362)
FFO available to common stock and unit holders	62,178	49,600	193,259	153,694
Non-cash lease expense and other amortization	1,335	1,472	4,162	4,417
Share-based compensation expense (1)	2,569	2,035	7,702	5,591
Terminated transaction costs	—	151	—	1,058
Loss on debt extinguishment	—	5,850	—	5,850
Hotel pre-opening costs	—	135	—	479
Other (2)	—	—	(1,158)	—
Adjusted FFO available to common stock and unit holders	$66,082	$59,243	$203,965	$171,089
Adjusted FFO available to common stock and unit holders, per diluted share	$0.32	$0.29	$0.98	$0.82
Diluted weighted average shares and units	207,960	207,428	207,721	208,942
(1) For each of the three months ended September 30, 2026 and 2025, amounts include less than $0.1 million of non-cash income related to the Company's deferred compensation plan. For the nine months ended September 30, 2026 and 2025, amounts include less than $0.1 million and $0.7 million, respectively, of non-cash income related to the Company's deferred compensation plan.
(2) Amount reflects the reversal of a previously recognized accrual related to a loss contingency.

	Full Year 2026 Guidance
	Low End	High End
Net income	$162,900	$168,900
Real estate related depreciation and amortization	111,500	110,500
Gain on sale of hotel property, net	(31,352)	(31,352)
FFO available to common stock and unit holders	243,048	248,048
Non-cash lease expense and other amortization	5,610	5,610
Share-based compensation expense	9,000	9,000
Other (1)	(1,158)	(1,158)
Adjusted FFO available to common stock and unit holders	$256,500	$261,500
Adjusted FFO available to common stock and unit holders, per diluted share	$1.24	$1.26
Diluted weighted average shares and units	207,500	207,500
(1) Amount reflects the reversal of a previously recognized accrual related to a loss contingency.

Reconciliation of Comparable Operating Results

The following presents the Room Revenues, Total Revenues, Hotel Operating Expenses, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Room Revenues	$195,451	$189,088	$567,205	$550,443
Room revenues from sold hotels (1)	—	(5,578)	(5,314)	(17,116)
Comparable Room Revenues	$195,451	$183,510	$561,891	$533,327

Total Revenues	$297,605	$285,384	$874,053	$845,957
Total revenues from sold hotels (1)	—	(5,671)	(5,533)	(18,151)
Comparable Total Revenues	$297,605	$279,713	$868,520	$827,806

Hotel Operating Expenses	$205,918	$202,216	$602,487	$605,765
Hotel operating expenses from sold hotels (1)	—	(4,038)	(4,748)	(14,222)
Comparable Hotel Operating Expenses	$205,918	$198,178	$597,739	$591,543

Hotel Adjusted EBITDA	$91,687	$83,168	$271,566	$240,192
Hotel Adjusted EBITDA from sold hotels (1)	—	(1,633)	(785)	(3,929)
Comparable Hotel Adjusted EBITDA	$91,687	$81,535	$270,781	$236,263

Hotel Adjusted EBITDA Margin	30.81%	29.14%	31.07%	28.39%
Hotel Adjusted EBITDA Margin from sold hotels (1)	- bps	1 bps	11 bps	15 bps
Comparable Hotel Adjusted EBITDA Margin	30.81%	29.15%	31.18%	28.54%
(1) Amounts represent the operating results for the Courtyard New York Manhattan/Fifth Avenue sold on May 1, 2026 and the Westin Washington D.C. City Center sold on February 19, 2025.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information for the Company's current portfolio of 35 hotels with 9,479 rooms.

	Quarter 1, 2025	Quarter 2, 2025	Quarter 3, 2025	Quarter 4, 2025	Full Year 2025
ADR	$278.15	$294.96	$281.20	$291.45	$286.60
Occupancy	66.4%	76.3%	75.9%	67.6%	71.6%
RevPAR	$184.76	$225.08	$213.43	$196.96	$205.11
Total RevPAR	$291.62	$350.21	$324.69	$307.75	$318.63
Revenues (in thousands)	$248,943	$302,277	$283,334	$268,545	$1,103,099
Hotel Adjusted EBITDA (in thousands)	$60,989	$94,645	$83,627	$73,973	$313,234
Hotel Adjusted EBITDA Margin	24.50%	31.31%	29.52%	27.55%	28.40%
Available Rooms	853,650	863,135	872,620	872,620	3,462,025

	Quarter 1, 2026	Quarter 2, 2026	Quarter 3, 2026
ADR	$285.26	$308.47	$292.06
Occupancy	66.1%	78.1%	77.9%
RevPAR	$188.52	$240.78	$227.48
Total RevPAR	$298.85	$369.68	$345.61
Revenues (in thousands)	$255,112	$318,894	$301,398
Hotel Adjusted EBITDA (in thousands)	$65,602	$114,235	$93,764
Hotel Adjusted EBITDA Margin	25.71%	35.82%	31.11%
Available Rooms	853,650	862,619	872,068

Market Capitalization as of September 30, 2026
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2026 closing price of $12.36/share)	$2,554,236
Consolidated debt (face amount)	1,100,000
Cash and cash equivalents	(139,963)
Total enterprise value	$3,514,273
Share Reconciliation

Common shares outstanding	204,611
Operating partnership units	590
Unvested restricted stock held by management and employees	887
Shares vested under deferred compensation plan	565
Combined shares and units	206,653

Debt Summary as of September 30, 2026
(dollars in thousands)
		Outstanding
Loan	Interest Rate	Principal	Maturity
Unsecured term loan	SOFR + 1.35%	$500,000	January 2028 (1)
Unsecured term loan	SOFR + 1.35%	300,000	January 2029 (1)
Unsecured term loan	SOFR + 1.35%	300,000	January 2030
Senior unsecured credit facility	SOFR + 1.40%	—	January 2030 (1)
Total debt		1,100,000
Unamortized debt issuance costs (2)		(869)
Debt, net of unamortized debt issuance costs		$1,099,131

Debt Metrics
Weighted-average interest rate (3)		5.1%
Percent fixed rate (3)		48%
Net debt to EBITDA (4)		3.0x
Average years to maturity		2.1
Average years to maturity, including extensions		2.8

(1)    Maturity date may be extended for two six-month periods upon the payment of applicable fees and the satisfaction of certain customary conditions.
(2)    Excludes debt issuance costs related to the Company's senior unsecured credit facility, which are included within Prepaid and Other Assets on the accompanying consolidated balance sheet.
(3)    Including the effect of interest rate swaps as of September 30, 2026.
(4) Calculated using trailing 12-month Adjusted EBITDA as of September 30, 2026.

Hotel Information as of November 3, 2026

Hotel	Rooms	Location	Franchisor	Contract Expiration	Operator	Contract Expiration	Ground Lease Expiration	Mortgage Debt
AC Hotel Minneapolis Downtown	245	Minneapolis, MN	Marriott	Oct 2041	Sage Hospitality	At will with no fee	-	-
Atlanta Marriott Alpharetta	318	Atlanta, GA	Marriott	Sep 2050 (1)	Aimbridge Hospitality	At will with no fee	-	-
Bourbon Orleans Hotel	220	New Orleans, LA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Cavallo Point, The Lodge at the Golden Gate	142	Sausalito, CA	Independent	-	Passport Resorts	At will with fee	2066	-
Chicago Marriott Downtown Magnificent Mile	1,200	Chicago, IL	N/A	-	Marriott	Dec 2038 (2)	-	-
Chico Hot Springs Resort & Day Spa	117	Pray, MT	Independent	-	EOS Hospitality	At will with no fee	-	-
Courtyard Denver Downtown	177	Denver, CO	Marriott	Oct 2027	Sage Hospitality	At will with no fee	-	-
Courtyard New York Manhattan/Midtown East	321	New York, NY	Marriott	Aug 2042	Highgate Hotels	At will with no fee	-	-
Embassy Suites by Hilton Bethesda	272	Bethesda, MD	Hilton	Feb 2037	Sage Hospitality	At will with no fee	2087	-
Havana Cabana Key West	106	Key West, FL	Independent	-	EOS Hospitality	At will with no fee	-	-
Henderson Beach Resort	270	Destin, FL	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Henderson Park Inn	37	Destin, FL	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Hilton Garden Inn New York/Times Square Central	282	New York, NY	Hilton	Jun 2033	Highgate Hotels	At will with no fee	-	-
Hotel Champlain Burlington	252	Burlington, VT	Hilton	Jun 2034	Aimbridge Hospitality	At will with no fee	-	-
Hotel Clio	199	Denver, CO	Marriott	Oct 2036	Sage Hospitality	At will with no fee	-	-
Hotel Emblem San Francisco	96	San Francisco, CA	Independent	-	Parable Hospitality	At will with no fee	-	-
Kimpton Hotel Palomar Phoenix	242	Phoenix, AZ	N/A	-	IHG Hotels & Resorts	Dec 2027 or upon sale	2085	-
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	Fort Lauderdale, FL	IHG Hotels & Resorts	Apr 2041	HEI Hotels & Resorts	At will with no fee	-	-
Kimpton Shorebreak Huntington Beach Resort	157	Huntington Beach, CA	N/A	-	IHG Hotels & Resorts	At will with no fee	-	-
L'Auberge de Sedona	158	Sedona, AZ	Independent	-	Aimbridge Hospitality	At will with no fee	2124	-
Lake Austin Spa Resort	40	Austin, TX	Independent	-	EOS Hospitality	At will with no fee	-	-
Margaritaville Beach House Key West	186	Key West, FL	Margaritaville	Apr 2041	Ocean Properties	Jul 2027	-	-
Salt Lake City Marriott Downtown at City Creek	510	Salt Lake City, UT	Marriott	Sep 2050 (1)	HEI Hotels & Resorts	At will with no fee	2056/2106	-
The Bellmoor Inn & Spa	79	Rehoboth Beach, DE	Independent	-	EOS Hospitality	At will with no fee	-	-
The Dagny Boston	403	Boston, MA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
The Gwen	311	Chicago, IL	Marriott	Sep 2035	HEI Hotels & Resorts	At will with no fee	-	-
The Hythe Vail	344	Vail, CO	Marriott	Dec 2041	Vail Resorts	At will with fee	-	-
The Landing Lake Tahoe Resort & Spa	82	South Lake Tahoe, CA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
The Lindy Renaissance Charleston Hotel	167	Charleston, SC	Marriott	Dec 2031	Aimbridge Hospitality	At will with no fee	-	-
The Lodge at Sonoma Resort	182	Sonoma, CA	Marriott	Dec 2035	Sage Hospitality	At will with no fee	-	-
Tranquility Bay Beachfront Resort	103	Marathon, FL	Independent	-	EOS Hospitality	At will with no fee	-	-
Westin Boston Seaport District	793	Boston, MA	Marriott	Dec 2044 (3)	Aimbridge Hospitality	At will with no fee	2099	-
Westin Fort Lauderdale Beach Resort	432	Fort Lauderdale, FL	Marriott	Dec 2034	HEI Hotels & Resorts	At will with no fee	-	-
Westin San Diego Bayview	436	San Diego, CA	Marriott	Dec 2040	Aimbridge Hospitality	At will with no fee	-	-
Worthington Renaissance Fort Worth Hotel	504	Fort Worth, TX	N/A	-	Marriott	Dec 2030 (4)	-	-

(1) The franchise agreement may be terminated at Marriott's option after September 2040.
(2) Marriott has two 10-year options to extend the management agreement.
(3) On March 19, 2026, the Company entered into a new franchise agreement with Marriott effective January 1, 2027.
(4) Marriott is entitled to one ten-year extension option if they achieve a certain level of operating profit for the three-year period ending December 31, 2029. Marriott is entitled to a second ten-year extension option if they achieve a certain level of operating profit for the three-year period ending December 31, 2039.

	Operating Statistics – Third Quarter
	ADR			Occupancy			RevPAR			Total RevPAR
	3Q 2026	3Q 2025	Change	3Q 2026	3Q 2025	Change	3Q 2026	3Q 2025	Change	3Q 2026	3Q 2025	Change

AC Hotel Minneapolis Downtown	$169.14	$177.13	(4.5)%	72.4%	71.7%	0.7%	$122.47	$126.97	(3.5)%	$141.30	$145.13	(2.6)%
Atlanta Marriott Alpharetta	$169.73	$162.13	4.7%	63.0%	68.3%	(5.3)%	$106.89	$110.74	(3.5)%	$143.66	$153.08	(6.2)%
Bourbon Orleans Hotel	$193.60	$177.09	9.3%	56.4%	61.4%	(5.0)%	$109.13	$108.73	0.4%	$156.03	$148.88	4.8%
Cavallo Point, The Lodge at the Golden Gate	$607.01	$630.83	(3.8)%	77.8%	64.1%	13.7%	$472.41	$404.65	16.7%	$1,174.77	$972.16	20.8%
Chicago Marriott Downtown Magnificent Mile	$273.00	$268.20	1.8%	84.4%	78.5%	5.9%	$230.51	$210.63	9.4%	$358.50	$330.22	8.6%
Chico Hot Springs Resort & Day Spa	$279.18	$244.33	14.3%	76.2%	84.4%	(8.2)%	$212.76	$206.13	3.2%	$467.77	$458.61	2.0%
Courtyard Denver Downtown	$235.57	$234.38	0.5%	85.6%	84.8%	0.8%	$201.65	$198.72	1.5%	$224.68	$223.64	0.5%
Courtyard New York Manhattan/Midtown East	$375.93	$349.37	7.6%	96.2%	90.8%	5.4%	$361.50	$317.16	14.0%	$371.60	$326.10	14.0%
Embassy Suites by Hilton Bethesda	$164.29	$161.77	1.6%	72.8%	69.6%	3.2%	$119.63	$112.65	6.2%	$140.07	$132.20	6.0%
Havana Cabana Key West	$176.59	$180.26	(2.0)%	64.5%	42.3%	22.2%	$113.92	$76.23	49.4%	$194.83	$129.32	50.7%
Henderson Beach Resort	$442.00	$421.36	4.9%	75.3%	70.2%	5.1%	$332.64	$295.87	12.4%	$644.63	$532.37	21.1%
Henderson Park Inn	$666.04	$618.97	7.6%	84.3%	82.1%	2.2%	$561.75	$508.05	10.6%	$971.38	$846.00	14.8%
Hilton Garden Inn New York/Times Square Central	$279.75	$277.38	0.9%	95.6%	98.1%	(2.5)%	$267.55	$272.24	(1.7)%	$295.56	$304.92	(3.1)%
Hotel Champlain Burlington	$275.92	$292.04	(5.5)%	82.1%	83.3%	(1.2)%	$226.54	$243.38	(6.9)%	$303.40	$333.67	(9.1)%
Hotel Clio	$350.62	$332.38	5.5%	83.5%	85.9%	(2.4)%	$292.93	$285.36	2.7%	$457.66	$463.09	(1.2)%
Hotel Emblem San Francisco	$178.41	$188.89	(5.5)%	85.4%	58.7%	26.7%	$152.41	$110.96	37.4%	$186.60	$137.19	36.0%
Kimpton Hotel Palomar Phoenix	$175.44	$183.97	(4.6)%	72.4%	52.5%	19.9%	$127.01	$96.63	31.4%	$210.48	$171.59	22.7%
Kimpton Shorebreak Fort Lauderdale Beach Resort	$125.36	$121.60	3.1%	54.9%	58.1%	(3.2)%	$68.80	$70.67	(2.6)%	$161.62	$163.04	(0.9)%
Kimpton Shorebreak Huntington Beach Resort	$367.38	$346.45	6.0%	86.5%	87.8%	(1.3)%	$317.96	$304.02	4.6%	$436.77	$424.88	2.8%
L'Auberge de Sedona (1)	$616.20	$568.27	8.4%	58.4%	41.0%	17.4%	$359.65	$233.12	54.3%	$653.73	$479.80	36.3%
Lake Austin Spa Resort	$979.95	$1,071.87	(8.6)%	41.6%	41.8%	(0.2)%	$407.69	$448.26	(9.1)%	$1,122.65	$1,148.41	(2.2)%
Margaritaville Beach House Key West	$270.97	$281.34	(3.7)%	70.9%	70.8%	0.1%	$192.20	$199.20	(3.5)%	$278.30	$287.52	(3.2)%
Salt Lake City Marriott Downtown at City Creek	$199.90	$202.16	(1.1)%	72.5%	70.7%	1.8%	$144.92	$142.89	1.4%	$203.26	$197.87	2.7%
The Dagny Boston	$375.34	$333.73	12.5%	92.4%	92.3%	0.1%	$346.90	$307.87	12.7%	$375.12	$338.76	10.7%
The Gwen	$395.84	$355.07	11.5%	78.8%	78.5%	0.3%	$311.85	$278.81	11.9%	$465.74	$425.56	9.4%
The Hythe Vail	$306.65	$289.11	6.1%	70.9%	68.4%	2.5%	$217.37	$197.67	10.0%	$399.44	$366.12	9.1%
The Landing Lake Tahoe Resort & Spa	$582.56	$550.14	5.9%	84.7%	83.9%	0.8%	$493.45	$461.76	6.9%	$849.60	$799.18	6.3%
The Lindy Renaissance Charleston Hotel	$304.86	$307.34	(0.8)%	86.6%	87.1%	(0.5)%	$264.05	$267.55	(1.3)%	$349.23	$357.41	(2.3)%
The Lodge at Sonoma Resort	$458.63	$462.55	(0.8)%	79.6%	79.5%	0.1%	$365.07	$367.71	(0.7)%	$549.38	$565.02	(2.8)%
Tranquility Bay Beachfront Resort	$448.16	$460.04	(2.6)%	63.1%	63.2%	(0.1)%	$282.72	$290.56	(2.7)%	$378.36	$385.28	(1.8)%
Westin Boston Seaport District	$287.43	$275.75	4.2%	89.7%	89.7%	—%	$257.83	$247.23	4.3%	$391.21	$367.80	6.4%
Westin Fort Lauderdale Beach Resort	$168.25	$172.32	(2.4)%	60.0%	64.4%	(4.4)%	$100.94	$110.93	(9.0)%	$247.47	$276.99	(10.7)%
Westin San Diego Bayview	$228.73	$223.17	2.5%	81.6%	82.5%	(0.9)%	$186.66	$184.15	1.4%	$234.72	$233.79	0.4%
Worthington Renaissance Fort Worth Hotel	$196.17	$191.17	2.6%	65.0%	66.1%	(1.1)%	$127.55	$126.37	0.9%	$224.95	$224.60	0.2%
Comparable Total (2)	$290.46	$279.91	3.8%	77.8%	75.8%	2.0%	$226.01	$212.06	6.6%	$344.13	$323.24	6.5%

(1) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(2) Amounts exclude the Courtyard New York Manhattan/Fifth Avenue which was sold in 2026.

	Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Total RevPAR
	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change

AC Hotel Minneapolis Downtown	$159.71	$158.85	0.5%	61.5%	60.4%	1.1%	$98.17	$95.89	2.4%	$113.94	$110.98	2.7%
Atlanta Marriott Alpharetta	$171.14	$164.45	4.1%	63.9%	67.7%	(3.8)%	$109.43	$111.27	(1.7)%	$156.56	$156.76	(0.1)%
Bourbon Orleans Hotel	$237.62	$235.13	1.1%	67.5%	67.7%	(0.2)%	$160.41	$159.08	0.8%	$219.90	$208.23	5.6%
Cavallo Point, The Lodge at the Golden Gate	$608.85	$581.03	4.8%	71.8%	59.6%	12.2%	$437.19	$346.57	26.1%	$1,117.48	$900.23	24.1%
Chicago Marriott Downtown Magnificent Mile	$265.42	$258.90	2.5%	68.7%	64.6%	4.1%	$182.46	$167.19	9.1%	$298.24	$279.25	6.8%
Chico Hot Springs Resort & Day Spa	$238.88	$233.04	2.5%	61.5%	69.4%	(7.9)%	$146.94	$161.73	(9.1)%	$345.08	$373.10	(7.5)%
Courtyard Denver Downtown	$221.05	$213.38	3.6%	81.0%	80.1%	0.9%	$179.05	$170.99	4.7%	$202.62	$191.69	5.7%
Courtyard New York Manhattan/Fifth Avenue	$252.33	$250.95	0.5%	92.9%	95.2%	(2.3)%	$234.30	$238.83	(1.9)%	$243.94	$244.17	(0.1)%
Courtyard New York Manhattan/Midtown East	$346.35	$319.48	8.4%	83.7%	90.0%	(6.3)%	$289.87	$287.66	0.8%	$298.30	$297.05	0.4%
Embassy Suites by Hilton Bethesda	$174.42	$169.96	2.6%	69.4%	67.9%	1.5%	$121.02	$115.35	4.9%	$140.99	$134.84	4.6%
Havana Cabana Key West	$251.20	$270.83	(7.2)%	73.6%	72.4%	1.2%	$184.84	$195.97	(5.7)%	$275.97	$283.08	(2.5)%
Henderson Beach Resort	$421.42	$401.22	5.0%	65.0%	60.7%	4.3%	$274.08	$243.64	12.5%	$527.97	$470.89	12.1%
Henderson Park Inn	$654.12	$589.54	11.0%	71.3%	72.8%	(1.5)%	$466.19	$428.92	8.7%	$789.11	$715.24	10.3%
Hilton Garden Inn New York/Times Square Central	$254.90	$263.89	(3.4)%	92.3%	88.1%	4.2%	$235.31	$232.51	1.2%	$263.27	$262.76	0.2%
Hotel Champlain Burlington	$221.62	$223.85	(1.0)%	67.9%	71.6%	(3.7)%	$150.51	$160.20	(6.0)%	$217.31	$230.50	(5.7)%
Hotel Clio	$335.79	$319.01	5.3%	78.9%	78.5%	0.4%	$265.00	$250.31	5.9%	$427.49	$419.65	1.9%
Hotel Emblem San Francisco	$225.20	$207.65	8.5%	77.4%	62.1%	15.3%	$174.31	$128.86	35.3%	$209.62	$158.29	32.4%
Kimpton Hotel Palomar Phoenix	$238.44	$237.48	0.4%	75.1%	65.6%	9.5%	$179.08	$155.74	15.0%	$296.28	$255.10	16.1%
Kimpton Shorebreak Fort Lauderdale Beach Resort	$212.99	$204.54	4.1%	71.8%	72.9%	(1.1)%	$152.84	$149.04	2.5%	$294.25	$291.21	1.0%
Kimpton Shorebreak Huntington Beach Resort	$323.06	$315.75	2.3%	82.3%	81.1%	1.2%	$265.98	$256.18	3.8%	$379.93	$381.81	(0.5)%
L'Auberge de Sedona (1)	$713.83	$729.02	(2.1)%	67.9%	43.1%	24.8%	$484.79	$314.42	54.2%	$832.57	$603.02	38.1%
Lake Austin Spa Resort	$974.75	$1,055.97	(7.7)%	53.9%	52.1%	1.8%	$524.95	$550.61	(4.7)%	$1,322.11	$1,354.93	(2.4)%
Margaritaville Beach House Key West	$386.10	$382.35	1.0%	84.0%	83.4%	0.6%	$324.50	$318.88	1.8%	$438.57	$434.13	1.0%
Salt Lake City Marriott Downtown at City Creek	$211.38	$206.36	2.4%	73.1%	70.9%	2.2%	$154.57	$146.23	5.7%	$213.64	$201.23	6.2%
The Dagny Boston	$332.37	$293.84	13.1%	84.6%	85.5%	(0.9)%	$281.06	$251.34	11.8%	$306.78	$280.84	9.2%
The Gwen	$345.97	$316.48	9.3%	74.5%	75.0%	(0.5)%	$257.85	$237.38	8.6%	$381.07	$358.03	6.4%
The Hythe Vail	$437.48	$439.91	(0.6)%	58.9%	61.6%	(2.7)%	$257.57	$271.08	(5.0)%	$410.12	$423.74	(3.2)%
The Landing Lake Tahoe Resort & Spa	$456.65	$442.14	3.3%	65.6%	64.2%	1.4%	$299.37	$283.84	5.5%	$529.50	$512.31	3.4%
The Lindy Renaissance Charleston Hotel	$347.40	$345.52	0.5%	89.6%	88.6%	1.0%	$311.10	$306.19	1.6%	$403.33	$392.85	2.7%
The Lodge at Sonoma Resort	$428.69	$423.67	1.2%	72.1%	71.6%	0.5%	$309.01	$303.17	1.9%	$485.37	$485.83	(0.1)%
Tranquility Bay Beachfront Resort	$580.82	$608.57	(4.6)%	73.2%	74.2%	(1.0)%	$425.08	$451.71	(5.9)%	$544.19	$579.97	(6.2)%
Westin Boston Seaport District	$281.13	$272.97	3.0%	85.3%	84.7%	0.6%	$239.74	$231.30	3.6%	$380.38	$358.71	6.0%
Westin Fort Lauderdale Beach Resort	$260.27	$257.61	1.0%	74.5%	75.8%	(1.3)%	$193.83	$195.37	(0.8)%	$401.28	$421.64	(4.8)%
Westin San Diego Bayview	$233.86	$231.56	1.0%	80.8%	80.7%	0.1%	$189.05	$186.76	1.2%	$256.51	$250.53	2.4%
Worthington Renaissance Fort Worth Hotel	$207.75	$202.77	2.5%	68.6%	72.3%	(3.7)%	$142.57	$146.68	(2.8)%	$263.81	$271.01	(2.7)%
Comparable Total (2)	$295.48	$284.81	3.7%	74.1%	72.9%	1.2%	$218.91	$207.69	5.4%	$338.37	$322.37	5.0%

(1) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(2) Amounts exclude the Courtyard New York Manhattan/Fifth Avenue which was sold in 2026 and the Westin Washington D.C. City Center which was sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Third Quarter 2026

		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense (1)	Adjustments (2)
AC Hotel Minneapolis Downtown	$3,185	$856	$322	$—	$—	$1,178
Atlanta Marriott Alpharetta	$4,203	$1,038	$413	$—	$—	$1,451
Bourbon Orleans Hotel	$3,158	$(213)	$895	$—	$2	$684
Cavallo Point, The Lodge at the Golden Gate	$15,347	$3,325	$1,526	$—	$94	$4,945
Chicago Marriott Downtown Magnificent Mile	$39,578	$10,976	$3,075	$6	$(397)	$13,660
Chico Hot Springs Resort & Day Spa	$5,035	$1,034	$488	$—	$(1)	$1,521
Courtyard Denver Downtown	$3,659	$1,463	$403	$—	$—	$1,866
Courtyard New York Manhattan/Midtown East	$10,974	$2,903	$838	$—	$—	$3,741
Embassy Suites by Hilton Bethesda	$3,505	$(1,505)	$464	$—	$1,419	$378
Havana Cabana Key West	$1,900	$(404)	$314	$—	$—	$(90)
Henderson Beach Resort	$16,013	$4,312	$1,164	$—	$—	$5,476
Henderson Park Inn	$3,307	$1,544	$246	$—	$—	$1,790
Hilton Garden Inn New York/Times Square Central	$7,668	$1,233	$777	$—	$—	$2,010
Hotel Champlain Burlington	$7,034	$1,878	$816	$—	$—	$2,694
Hotel Clio	$8,379	$1,898	$717	$—	$—	$2,615
Hotel Emblem San Francisco	$1,648	$(7)	$193	$—	$—	$186
Kimpton Hotel Palomar Phoenix	$4,686	$(706)	$749	$—	$186	$229
Kimpton Shorebreak Fort Lauderdale Beach Resort	$1,427	$(666)	$372	$—	$—	$(294)
Kimpton Shorebreak Huntington Beach Resort	$6,309	$2,101	$352	$—	$—	$2,453
L'Auberge de Sedona (3)	$9,503	$1,211	$1,150	$56	$38	$2,455
Lake Austin Spa Resort	$4,131	$228	$736	$—	$—	$964
Margaritaville Beach House Key West	$4,762	$218	$775	$—	$—	$993
Salt Lake City Marriott Downtown at City Creek	$9,537	$2,349	$1,060	$—	$11	$3,420
The Dagny Boston	$13,908	$5,474	$1,607	$—	$—	$7,081
The Gwen	$13,326	$3,324	$759	$—	$—	$4,083
The Hythe Vail	$12,642	$3,628	$779	$—	$—	$4,407
The Landing Lake Tahoe Resort & Spa	$6,409	$2,854	$358	$—	$—	$3,212
The Lindy Renaissance Charleston Hotel	$5,366	$1,768	$369	$—	$—	$2,137
The Lodge at Sonoma Resort	$9,199	$2,526	$502	$—	$—	$3,028
Tranquility Bay Beachfront Resort	$3,585	$137	$480	$—	$—	$617
Westin Boston Seaport District	$28,542	$5,257	$2,312	$—	$(247)	$7,322
Westin Fort Lauderdale Beach Resort	$9,835	$(659)	$1,005	$—	$—	$346
Westin San Diego Bayview	$9,415	$872	$1,358	$—	$—	$2,230
Worthington Renaissance Fort Worth Hotel	$10,430	$1,920	$991	$—	$—	$2,911
Comparable Total	$297,605	$62,167	$28,365	$62	$1,105	$91,687
(1) Includes cash ground rent expense for L'Auberge de Sedona that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight-lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.

	Hotel Adjusted EBITDA Reconciliation - Third Quarter 2025
		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense (1)	Adjustments (2)	Adjusted EBITDA
AC Hotel Minneapolis Downtown	$3,271	$913	$298	$—	$—	$1,211
Atlanta Marriott Alpharetta	$4,479	$1,253	$393	$—	$—	$1,646
Bourbon Orleans Hotel	$3,013	$(575)	$1,136	$—	$3	$564
Cavallo Point, The Lodge at the Golden Gate	$12,700	$2,201	$1,484	$—	$94	$3,779
Chicago Marriott Downtown Magnificent Mile	$36,457	$8,815	$3,042	$6	$(397)	$11,466
Chico Hot Springs Resort & Day Spa	$4,936	$1,153	$443	$—	$(1)	$1,595
Courtyard Denver Downtown	$3,642	$1,349	$398	$—	$—	$1,747
Courtyard New York Manhattan/Fifth Avenue	$5,671	$794	$343	$282	$214	$1,633
Courtyard New York Manhattan/Midtown East	$9,631	$2,431	$541	$—	$—	$2,972
Embassy Suites by Hilton Bethesda	$3,308	$(1,582)	$480	$—	$1,435	$333
Havana Cabana Key West	$1,261	$(665)	$230	$—	$—	$(435)
Henderson Beach Resort	$13,224	$3,056	$1,112	$—	$—	$4,168
Henderson Park Inn	$2,880	$1,200	$275	$—	$—	$1,475
Hilton Garden Inn New York/Times Square Central	$7,911	$1,514	$780	$—	$—	$2,294
Hotel Champlain Burlington	$7,920	$2,063	$795	$—	$—	$2,858
Hotel Clio	$8,478	$1,792	$847	$42	$5	$2,686
Hotel Emblem San Francisco	$1,212	$(364)	$292	$—	$—	$(72)
Kimpton Hotel Palomar Phoenix	$3,820	$(962)	$573	$—	$190	$(199)
Kimpton Shorebreak Fort Lauderdale Beach Resort	$1,440	$(766)	$371	$—	$—	$(395)
Kimpton Shorebreak Huntington Beach Resort	$6,137	$2,151	$343	$—	$—	$2,494
L'Auberge de Sedona (3)	$6,975	$(494)	$1,043	$—	$42	$591
Lake Austin Spa Resort	$4,226	$419	$719	$—	$—	$1,138
Margaritaville Beach House Key West	$4,920	$386	$766	$—	$—	$1,152
Salt Lake City Marriott Downtown at City Creek	$9,284	$2,192	$1,050	$—	$11	$3,253
The Dagny Boston	$12,560	$4,480	$1,580	$—	$—	$6,060
The Gwen	$12,176	$2,824	$761	$—	$—	$3,585
The Hythe Vail	$11,587	$2,806	$919	$—	$—	$3,725
The Landing Lake Tahoe Resort & Spa	$6,029	$2,635	$321	$—	$—	$2,956
The Lindy Renaissance Charleston Hotel	$5,491	$1,861	$369	$—	$—	$2,230
The Lodge at Sonoma Resort	$9,461	$2,954	$481	$—	$—	$3,435
Tranquility Bay Beachfront Resort	$3,651	$301	$472	$—	$—	$773
Westin Boston Seaport District	$26,832	$3,893	$2,315	$1,422	$(124)	$7,506
Westin Fort Lauderdale Beach Resort	$11,009	$(769)	$1,062	$—	$—	$293
Westin San Diego Bayview	$9,378	$1,078	$1,352	$—	$—	$2,430
Worthington Renaissance Fort Worth Hotel	$10,414	$1,279	$954	$—	$—	$2,233
Total	$285,384	$51,616	$28,340	$1,752	$1,472	$83,168
Less: Sold Hotel (4)	$(5,671)	$(794)	$(343)	$(282)	$(214)	$(1,633)
Comparable Total	$279,713	$50,822	$27,997	$1,470	$1,258	$81,535
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight-lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(4) Represents the operating results of the Courtyard New York Manhattan/Fifth Avenue sold in 2026.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2026
	Total Revenues	Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense (1)	Plus: Adjustments (2)	Equals: Hotel Adjusted EBITDA

AC Hotel Minneapolis Downtown	$7,621	$1,095	$947	$—	$—	$2,042
Atlanta Marriott Alpharetta	$13,591	$4,004	$1,214	$—	$—	$5,218
Bourbon Orleans Hotel	$13,207	$1,694	$3,272	$—	$8	$4,974
Cavallo Point, The Lodge at the Golden Gate	$43,320	$8,725	$4,625	$—	$281	$13,631
Chicago Marriott Downtown Magnificent Mile	$97,704	$24,793	$9,266	$19	$(1,192)	$32,886
Chico Hot Springs Resort & Day Spa	$11,022	$264	$1,436	$—	$—	$1,700
Courtyard Denver Downtown	$9,791	$3,402	$1,202	$—	$—	$4,604
Courtyard New York Manhattan/Fifth Avenue	$5,533	$13	$115	$377	$280	$785
Courtyard New York Manhattan/Midtown East	$26,141	$4,560	$2,218	$—	$—	$6,778
Embassy Suites by Hilton Bethesda	$10,469	$(4,300)	$1,387	$—	$4,277	$1,364
Havana Cabana Key West	$7,986	$809	$888	$—	$—	$1,697
Henderson Beach Resort	$38,917	$8,467	$3,460	$—	$—	$11,927
Henderson Park Inn	$7,971	$3,104	$850	$—	$—	$3,954
Hilton Garden Inn New York/Times Square Central	$20,268	$2,358	$2,353	$—	$—	$4,711
Hotel Champlain Burlington	$15,074	$1,083	$2,439	$—	$—	$3,522
Hotel Clio	$23,224	$4,312	$2,214	$—	$—	$6,526
Hotel Emblem San Francisco	$5,494	$653	$580	$—	$—	$1,233
Kimpton Hotel Palomar Phoenix	$19,574	$2,060	$2,173	$—	$561	$4,794
Kimpton Shorebreak Fort Lauderdale Beach Resort	$7,712	$249	$1,114	$—	$—	$1,363
Kimpton Shorebreak Huntington Beach Resort	$16,284	$4,130	$1,054	$—	$—	$5,184
L'Auberge de Sedona (3)	$35,912	$9,330	$3,500	$56	$123	$13,009
Lake Austin Spa Resort	$14,437	$1,718	$2,194	$—	$—	$3,912
Margaritaville Beach House Key West	$22,270	$7,333	$2,316	$—	$—	$9,649
Salt Lake City Marriott Downtown at City Creek	$29,745	$8,144	$3,221	$—	$32	$11,397
The Dagny Boston	$33,752	$9,384	$4,800	$—	$—	$14,184
The Gwen	$32,354	$6,112	$2,288	$—	$—	$8,400
The Hythe Vail	$38,515	$12,507	$2,330	$—	$—	$14,837
The Landing Lake Tahoe Resort & Spa	$11,853	$3,190	$1,080	$—	$—	$4,270
The Lindy Renaissance Charleston Hotel	$18,388	$7,328	$1,108	$—	$—	$8,436
The Lodge at Sonoma Resort	$24,116	$5,741	$1,507	$—	$—	$7,248
Tranquility Bay Beachfront Resort	$15,302	$2,870	$1,445	$—	$—	$4,315
Westin Boston Seaport District	$82,351	$13,570	$6,882	$—	$(742)	$19,710
Westin Fort Lauderdale Beach Resort	$47,326	$10,268	$2,981	$—	$—	$13,249
Westin San Diego Bayview	$30,531	$4,942	$4,077	$—	$—	$9,019
Worthington Renaissance Fort Worth Hotel	$36,298	$8,163	$2,908	$—	$—	$11,071
Total	$874,053	$182,075	$85,444	$452	$3,628	$271,566
Less: Sold Hotel (4)	$(5,533)	$(13)	$(115)	$(377)	$(280)	$(785)
Comparable Total	$868,520	$182,062	$85,329	$75	$3,348	$270,781
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue and L'Auberge de Sedona that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight-lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(4) Represents the operating results of the Courtyard New York Manhattan/Fifth Avenue sold in 2026.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2025
		Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense (1)	Plus: Adjustments (2)	Equals: Hotel Adjusted EBITDA
	Total Revenues
AC Hotel Minneapolis Downtown	$7,423	$1,105	$893	$—	$—	$1,998
Atlanta Marriott Alpharetta	$13,609	$4,128	$1,134	$—	$—	$5,262
Bourbon Orleans Hotel	$12,506	$1,301	$3,302	$—	$9	$4,612
Cavallo Point, The Lodge at the Golden Gate	$34,898	$4,200	$4,422	$—	$281	$8,903
Chicago Marriott Downtown Magnificent Mile	$91,482	$14,217	$9,200	$18	$(1,192)	$22,243
Chico Hot Springs Resort & Day Spa	$11,917	$1,252	$1,315	$—	$(1)	$2,566
Courtyard Denver Downtown	$9,263	$2,634	$1,167	$—	$—	$3,801
Courtyard New York Manhattan/Fifth Avenue	$15,074	$1,102	$1,028	$849	$620	$3,599
Courtyard New York Manhattan/Midtown East	$26,031	$5,487	$1,607	$—	$—	$7,094
Embassy Suites by Hilton Bethesda	$10,013	$(4,538)	$1,509	$—	$4,322	$1,293
Havana Cabana Key West	$8,192	$1,221	$779	$—	$—	$2,000
Henderson Beach Resort	$34,710	$6,153	$3,334	$—	$—	$9,487
Henderson Park Inn	$7,225	$2,593	$826	$—	$—	$3,419
Hilton Garden Inn New York/Times Square Central	$20,229	$2,400	$2,215	$—	$—	$4,615
Hotel Champlain Burlington	$16,235	$1,144	$2,357	$—	$—	$3,501
Hotel Clio	$22,799	$2,036	$2,549	$1,242	$14	$5,841
Hotel Emblem San Francisco	$4,148	$(609)	$878	$—	$—	$269
Kimpton Hotel Palomar Phoenix	$16,853	$1,448	$1,590	$—	$573	$3,611
Kimpton Shorebreak Fort Lauderdale Beach Resort	$7,632	$(142)	$1,111	$—	$—	$969
Kimpton Shorebreak Huntington Beach Resort	$16,365	$4,616	$1,023	$—	$—	$5,639
L'Auberge de Sedona (3)	$26,011	$3,400	$2,315	$—	$126	$5,841
Lake Austin Spa Resort	$14,796	$2,049	$2,154	$—	$—	$4,203
Margaritaville Beach House Key West	$22,044	$6,815	$2,286	$—	$—	$9,101
Salt Lake City Marriott Downtown at City Creek	$28,018	$7,456	$3,160	$—	$32	$10,648
The Dagny Boston	$30,898	$6,871	$4,706	$—	$—	$11,577
The Gwen	$30,398	$4,257	$2,272	$—	$—	$6,529
The Hythe Vail	$39,795	$12,051	$3,229	$—	$—	$15,280
The Landing Lake Tahoe Resort & Spa	$11,469	$3,081	$954	$—	$—	$4,035
The Lindy Renaissance Charleston Hotel	$17,911	$6,952	$1,101	$—	$—	$8,053
The Lodge at Sonoma Resort	$24,139	$6,171	$1,452	$—	$—	$7,623
Tranquility Bay Beachfront Resort	$16,308	$3,754	$1,405	$—	$—	$5,159
Westin Boston Seaport District	$77,653	$7,875	$6,917	$5,188	$(367)	$19,613
Westin Fort Lauderdale Beach Resort	$49,727	$8,732	$3,290	$—	$—	$12,022
Westin San Diego Bayview	$29,820	$4,513	$4,050	$—	$—	$8,563
Westin Washington D.C. City Center	$3,077	$330	$—	$—	$—	$330
Worthington Renaissance Fort Worth Hotel	$37,289	$7,141	$2,858	$940	$—	$10,939
Total	$845,957	$143,196	$84,388	$8,237	$4,417	$240,192
Less: Sold Hotels (4)	$(18,151)	$(1,432)	$(1,028)	$(849)	$(620)	$(3,929)
Comparable Total	$827,806	$141,764	$83,360	$7,388	$3,797	$236,263
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight-lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(4) Represents the operating results of the Courtyard New York Manhattan/Fifth Avenue sold in 2026 and the Westin Washington D.C. City Center sold in 2025.